UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

SCHEDULE 14A
 (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

LIFEWAY FOODS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

LIFEWAY FOODS, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On June 17, 2016

Dear Fellow Shareholders:

We invite you to attend the 2016 Annual Meeting of Shareholders of Lifeway Foods, Inc., an Illinois corporation (the "Company"), which will be held on June 17, 2016, at 2:00 p.m., local time (the "Annual Meeting"), at the Holiday Inn, 5300 W. Touhy Avenue, Skokie, Illinois 60077.  At the Annual Meeting, you will be asked to vote on the following proposals (as more fully described in the Proxy Statement accompanying this Notice):

1.	To elect eight (8) members of the Company's Board of Directors to serve until the 2017 Annual Meeting of Shareholders (or until successors are elected or directors resign or are removed).

2.	To ratify the appointment of Mayer Hoffman McCann P. C. as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

3.	The vote upon a non-binding advisory resolution approving the Company's compensation for named executive officers.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 18, 2016 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

YOUR VOTE IS VERY IMPORTANT.  WE HOPE YOU WILL ATTEND THIS ANNUAL MEETING IN PERSON.  HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES VIA THE INTERNET OR THE TOLL-FREE NUMBER AS DESCRIBED IN THE ENCLOSED MATERIALS.  IF YOU RECEIVED A PROXY CARD BY MAIL, PLEASE SIGN, DATE AND RETURN IT IN THE ENVELOPE PROVIDED.  IF YOU RECEIVED MORE THAN ONE PROXY CARD, IT IS AN INDICATION THAT YOUR SHARES ARE REGISTERED IN MORE THAN ONE ACCOUNT.  PLEASE COMPLETE, DATE, SIGN AND RETURN EACH PROXY CARD YOU RECEIVE.  IF YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, YOUR VOTE BY PROXY WILL NOT BE USED.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Edward Smolyansky
Edward Smolyansky
Secretary

Chicago, Illinois
Date: April 29, 2016

[Intentionally left blank]

LIFEWAY FOODS, INC.
6431 W. Oakton
Morton Grove, Illinois 60053
_________________________________

PROXY STATEMENT
_________________________________
2016 ANNUAL MEETING OF SHAREHOLDERS
June 17, 2016

GENERAL

This Proxy Statement is being furnished to the shareholders of LIFEWAY FOODS, INC. (the "Company" or "Lifeway") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board").  The proxies are for use at the 2016 Annual Meeting of Shareholders of the Company to be held on Friday, June 17, 2016, at 2:00 p.m., local time, or at any adjournment thereof (the "Annual Meeting").  The Annual Meeting will be held at the Holiday Inn, 5300 W. Touhy Avenue, Skokie, Illinois 60077.  The Company's telephone number is (847) 967-1010.

The shares represented by your proxy will be voted at the Annual Meeting as therein specified (if the proxy is properly executed and returned, and not revoked).

If no directions are given on the proxy, the shares represented by your proxy will be voted:

FOR the election of the director nominees named herein (Proposal One), unless you are a record holder of your shares and specifically withhold authority to vote for one or more of the director nominees.  If you hold your shares through a broker in "street name," your broker will not be allowed to vote on Proposal One unless you direct your broker as to such vote.

FOR ratifying the appointment of Mayer Hoffman McCann P. C. as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal Two).

FOR the approval of the non-binding advisory resolution approving the Company's compensation of our named Executive Officers (Proposal Three).

The Company knows of no other matters to be submitted to the Annual Meeting.  If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board may recommend.

VOTING SECURITIES

Shareholders of record at the close of business on April 18, 2016 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, 16,158,858 shares of the Company's Common Stock, no par value ("Common Stock"), were issued and outstanding.

Each holder of Common Stock is entitled to one vote for each share of Common Stock held as of the Record Date.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

A majority of the aggregate voting power of the outstanding shares of Common Stock as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business.  If the aggregate voting power of the shares of Common Stock present, in person and by proxy, at the Annual Meeting does not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares of Common Stock that are voted "FOR," "AGAINST" or "ABSTAIN" are treated as being present at the Annual Meeting for purposes of establishing a quorum.  Shares that are voted "FOR," "AGAINST" or "ABSTAIN" with respect to a matter will also be treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.  Abstentions will be counted for purposes of quorum and will have the same effect as a vote "AGAINST" a proposal.

Broker non-votes (i.e., votes from shares of Common Stock held as of the Record Date by brokers or other custodians as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a particular proposal on which the broker has expressly not voted.  Accordingly, broker non-votes will not affect the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

In order for any shareholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to be included in the Company's Proxy Statement to be issued in connection with the 2017 Annual Meeting of Shareholders, such shareholder proposal must be received by the Company no later than December 26, 2017. Any such shareholder proposal submitted, including any accompanying supporting statement, may not exceed 500 words, as per Rule 14a-8(d) of the Exchange Act.  All shareholder proposals must be made in writing addressed to the Company's Secretary, Edward Smolyansky, at 6431 West Oakton, Morton Grove, Illinois 60053.

REVOCABILITY OF PROXY

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company's Secretary, Mr. Smolyansky, a written notice of revocation, a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.  Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

DISSENTERS' RIGHT OF APPRAISAL

Under Illinois General Corporation Law and the Company's Certificate of Incorporation, shareholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted upon at the Annual Meeting.

SOLICITATION

Proxies may be solicited by certain of the Company's directors, executive officers and regular employees, without additional compensation, in person, or by telephone, e-mail or facsimile.  The cost of soliciting proxies will be borne by the Company.  The Company expects to reimburse brokerage firms, banks, custodians and other persons representing beneficial owners of shares of Common Stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners.

Some banks, brokers and other record holders have begun the practice of "householding" notices, proxy statements and annual reports.  "Householding" is the term used to describe the practice of delivering a single set of notices, proxy statements and annual reports to any household at which two or more shareholders reside if a company reasonably believes the shareholders are members of the same family.  This procedure reduces the volume of duplicate information shareholders receive and also reduces a company's printing and mailing costs.  The Company will promptly deliver an additional copy of any such document to any shareholder who writes or calls the Company.  Alternatively, if you share an address with another shareholder and have received multiple copies of our notices, proxy statements and annual reports, you may contact us to request delivery of a single copy of these materials.  Any such written request should be directed to the Secretary at 6431 West Oakton, Morton Grove, Illinois 60053, (847) 967-1010.

AVAILABILITY OF PROXY MATERIALS

Our proxy materials are first being mailed to shareholder on or about April 29, 2016. All of the costs and expenses in connection with the solicitation of proxies with respect to the matters described herein will be borne by the Company.  In addition to solicitation of proxies by mail, the directors, officers and investor relations staff (who will receive no compensation in addition to their regular remuneration) of the Company named herein may solicit the return of proxies by telephone, telegram or personal interview.  As of this date, the Company has retained Broadridge Financial Solutions, Inc. ("Broadridge"), an outside firm, to solicit proxies solely from individual shareholders of record and to print proxy notices and other related materials.  The services provided by Broadridge to the Company are expected to cost approximately $19,000.  Action may be taken on the business to be transacted at the Meeting on the date specified in the Notice of Meeting or on any date or dates to which such Meeting may be adjourned.

PROPOSAL ONE
 ELECTION OF DIRECTORS

The Board currently consists of eight (8) directors, all of whom have been nominated for re-election.   Shareholders and their proxies cannot vote for more than eight (8) persons at the Annual Meeting.  Each nominee has consented to being named as a nominee for election as a director and has agreed to serve if elected.  At the Annual Meeting, directors will be elected to serve one-year terms expiring at the next annual meeting of shareholders or until their successors are elected or until their earlier resignation or removal.

The directors shall be elected by a plurality of the Votes Cast at the Annual Meeting.  A "plurality" means that the individuals who receive the largest number of Votes Cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting.  If any nominee is not available for election at the time of the Annual Meeting (which is not anticipated), the proxy holders named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election of such other person as the existing Board may recommend, unless the Board decides to reduce the number of directors of the Company.  Certain information about the nominees to the Board is set forth below.

LUDMILA SMOLYANSKY, 66, was appointed as a Director by the Board to fill a vacancy created by an increase of the maximum number of Directors up to seven and unanimously elected as the Chairperson of the Board in November 2002. Mrs. Smolyansky has been the operator of several independent delicatessen, gourmet food distributorship businesses and imported food distributorships. Ms. Smolyansky and Michael Smolyansky founded the Company and Ms. Smolyansky served as the Company's General Manager. In 2010, Ms. Smolyansky retired as an employee of the Company and has continued to serve the Company as its Chairperson of the Board since 2002 and as a consultant since 2011. Mrs. Smolyansky currently holds no other directorships in any other reporting company. Mrs. Smolyansky is the mother of Julie Smolyansky (the President, Chief Executive Officer, and a Director of the Company) and Edward P. Smolyansky (the Chief Operating Officer, Chief Accounting Officer, Treasurer and Secretary of the Company). Mrs. Smolyansky brings many years of food industry experience to the Board.

JULIE SMOLYANSKY, 41, was appointed as a Director, and elected President and Chief Executive Officer of the Company by the Board of Directors to fill the vacancies in those positions created by the death of her father, Michael Smolyansky, in June 2002. She is a graduate with a Bachelor's degree from the University of Illinois at Chicago. Prior to her appointment, Ms. Smolyansky spent six years as the Company's Director of Sales and Marketing. Ms. Smolyansky also served as the Company's Chief Financial Officer and Treasurer from 2002 to 2004. She currently devotes as much time as necessary to the business of the Company and holds no other directorships in any other reporting company. Ms. Smolyansky is the daughter of Ludmila Smolyansky, the Chairperson of the Board and Executive Chairperson of the Board. In 2004, Ms. Smolyansky brings historical and operational expertise and experience to the Board.

POL SIKAR, 68, has been a Director of the Company since its inception in February 1986. He is a graduate with a Master's degree from the Odessa State Institute of Civil Engineering in Russia. For more than 14 years, he has been President and a major shareholder of Montrose Glass & Mirror Co., a company providing glass and mirror products to the wholesale and retail trade in the greater Chicago area. Mr. Sikar devotes as much time as necessary to the business of the Company and currently holds no other directorships in any other reporting company. Mr. Sikar brings a historical perspective to the Board.

RENZO BERNARDI, 77, has been a Director of the Company since 1994. Mr. Bernardi is the president and founder of Renzo & Sons, Inc., a dairy and food service company which has been in business since 1969 (formerly, Renzo-Milk Distribution Systems). He has over 30 years of experience in the dairy distribution industry. Mr. Bernardi is a graduate of Instituto Teonico E Commerciale of Macomer, Sardinia. Mr. Bernardi devotes as much time as necessary to the business of the Company and currently holds no other directorships in any other reporting company. Mr. Bernardi brings deep industry experience to the Board.

PAUL LEE, 40, was elected as a Director of the Company to fill a vacancy on the Board of Directors in July 2012. Mr. Lee is currently CEO and Co-founder at Roniin LLC. Previously, Mr. Lee was a General Partner at Lightbank LLC and was a founding member and Senior Vice President at the Peacock Equity Fund. Mr. Lee brings financial and strategic experience to the Company's Board of Directors. Mr. Lee devotes as much time as necessary to the business of the Company and currently holds no other directorships in any other reporting company.

JASON SCHER, 41, was elected as a Director of the Company to fill a vacancy on the Board of Directors in July 2012. Mr. Scher is the Chief Operating Officer of Vosges Haut-Chocolat, currently a leading manufacturer and seller of super premium chocolate confections in the US.  Additionally he is currently a principal of a real estate development company focused on affordable housing in the Chicago Area.  Mr. Scher previously served as a principal in a New York based construction management and development company that performed work nationwide.  Mr. Scher started his career with XandO coffee bar/COSI Sandwich Bar in their real estate and construction group.  His strong leadership has been instrumental in the growth and development of the businesses that he worked in over the years.  Mr. Scher devotes as much time as necessary to the business of the Company and currently holds no other directorships in any other reporting company. Mr. Scher brings manufacturing, financial and strategic experience to the company's board of directors.

MARIANO LOZANO, 49, has been a director of the Company since March 2015. He is an Argentine citizen and was appointed President and CEO of the Dannon Company, Inc., effective January 1, 2014. From March 2009 to December 2013, Mr. Lozano was General Manager of DANONE Brazil. Mr. Lozano started his career in various sales functions at Cerveceria y Malteria Quilmes, leader of the Argentinean beer market, and was then appointed Sales Director of Pilsbury Argentina. Mr. Lozano joined DANONE in March, 2000 as General Manager of Logistica La Serenisima S.A., in charge of sales and distribution for DANONE and La Serenisima products in Argentina. From 2004 to 2006 he was General Manager of DANONE Slovakia and from January 2006 to May 2009, General Manager of DANONE Clover (Pty) in South Africa. Mr. Lozano has been designated by DS Waters, LP (as the related successor to The Dannon Company, Inc.) to be its representative to the Board. Mr. Lozano holds an Industrial Engineer Diploma from the University of Buenos Aires, Argentina and brings deep industry experience. Mr. Lozano devotes as much time as necessary to the business of the Company and currently holds no other directorships in any other reporting company.

SUSIE HULTQUIST, 47, is co-portfolio manager of Wanger US Smaller Companies Fund.  Ms. Hultquist is also a domestic analyst covering and managing the consumer discretionary sector (including consumer internet, specialty retail, branded accessories, apparel and footwear and luxury goods) at Columbia Wanger Asset Management, LLC for the Acorn family of public equity mutual funds.  Ms. Hultquist joined Columbia Wanger in 2000 and has been a member of the investment community since 1990. Prior to joining Columbia Wanger, Ms. Hultquist was a vice president with Banc of America Securities LLC, Distressed Debt Fund as well as an analyst with private equity firm Continental Illinois Venture Corporation.  Ms. Hultquist earned a B.S. from the University of Illinois at Urbana and an M.B.A. from the University of Chicago.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

PROPOSAL TWO
 RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected the firm of Mayer Hoffman McCann P. C. ("MHM") as our independent registered public accounting firm for the fiscal year ending December 31, 2016, subject to ratification by our shareholders at the Annual Meeting.  MHM has been our independent registered public accounting firm for periods ended after December 31, 2014.  A representative of MHM is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if desired, and respond to appropriate questions.

More information about our independent registered public accounting firm is available under the heading "Independent Registered Public Accounting Firm" on page 23 below.

The approval of the ratification of the appointment of MHM as our independent auditors for the fiscal year ending December 31, 2016 requires the affirmative vote of a majority of the Votes Cast.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF MHM AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

PROPOSAL THREE
 ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION

Shareholders have an opportunity to cast an advisory vote on compensation of our named executive officers, as disclosed in this Proxy Statement. This proposal, commonly known as "Say on Pay," gives shareholders the opportunity to approve, reject or abstain from voting on the proposed resolution regarding our fiscal year 2015 executive compensation program.

Our compensation philosophy policies are comprehensively described in the Director and Executive Officer Compensation section, and the accompanying tables (including all footnotes) and narrative, beginning on page 12 of this Proxy Statement. Our Compensation Committee designs our compensation policies for our named executive officers to create executive compensation arrangements that are linked both to the creation of long-term growth, sustained shareholder value and individual and corporate performance, and are competitive with peer companies of similar size, value and complexity and encourage stock ownership by our senior management. Based on its review of the total compensation of our named executive officers for fiscal year 2015, the Board believes that the total compensation for each of the named executive officers is reasonable and effectively achieves the designed objectives of driving superior business and financial performance, attracting, retaining and motivating our people, aligning our executives with shareholders' long-term interests, focusing on the long-term and creating balanced program elements that discourage excessive risk taking.

Our Board of Directors values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as it deems appropriate. The approval of the non-binding resolution approving the compensation of our named executive officers requires that the votes cast in favor of the proposal exceed the number of votes cast in opposition to the proposal. However, neither the approval nor the disapproval of this resolution will be binding on the Board of Directors or us nor construed as overruling a decision by the Board of Directors or us. Neither the approval nor the disapproval of this resolution will create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for the Board of Directors or us.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPANY'S COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS:

"RESOLVED, that the Company's shareholders APPROVE, on a non-binding advisory basis, the compensation paid to the Company's named executive officers as disclosed in this Proxy Statement pursuant to the SEC's compensation disclosure rules, including the compensation tables and narrative discussion."

OTHER MATTERS

The Board does not know of any other matters that may be brought before the Annual Meeting.  However, if any such other matters are properly brought before the Annual Meeting, the proxies may use their own judgment to determine how to vote your shares.

MATTERS RELATING TO OUR GOVERNANCE

Board of Directors

The Board oversees the Company's risk management including understanding the risks the Company faces and what steps management is taking to manage those risks, as well as understanding what level of risk is appropriate for the Company.  The Board's role in the Company's risk oversight process includes receiving regular updates from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, human resources, employment, and strategic risks.

The Board of Directors determines annually the best board leadership structure for the Company. The Board of Directors recognizes that different board leadership structures may be appropriate for companies in different situations. Since 2002, the positions of Chairperson of the Board of the Company and Chief Executive of the Company have been held by different individuals.  Currently, Ludmila Smolyansky serves as Chairperson of the Board of the Company and Julie Smolyansky as Chief Executive Officer of the Company.  We believe that our leadership structure, with a separate Chief Executive Officer and Chairman of the Board, is the optimal structure for the Company at this time. The Chief Executive Officer and the Chairman of the Board have an excellent working relationship and offer the Company a complementary array of skills, knowledge and abilities.

The Board intends to meet at least quarterly and the independent directors serving on the Board intend to meet in executive session (i.e., without the presence of any non-independent directors and management) immediately following at least two regularly scheduled Board meetings. During the fiscal year ended December 31, 2015 (the "Last Fiscal Year"), the Board held eight (8) meetings.  Each current member of the Board, who was then serving, attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which they served in the Last Fiscal Year, except for Renzo Bernardi and Mariano Lozano. Paul Lee, Jason Scher, Pol Sikar and Renzo Bernardi are considered "independent" under the rules of the SEC and Nasdaq.

The Board currently does not provide a formal process for shareholders to send communications to the Board.  In the opinion of the Board, it is appropriate for the Company not to have such a process in place because the Board believes there is currently not a need for a formal policy due to, among other things, the limited number of shareholders of the Company.  While the Board will, from time to time, review the need for a formal policy, at the present time, shareholders who wish to contact the Board may do so by submitting any communications to the Company's Secretary, Edward Smolyansky, at 6431 West Oakton, Morton Grove, Illinois 60053, (847) 967-1010, with an instruction to forward the communication to a particular director or the Board as a whole.  Mr. Smolyansky will receive the correspondence and forward it to any individual director or directors to whom the communication is directed.

The Company does not currently have a policy in place regarding attendance by Board members at the Company's annual meetings.  However, each of the current directors who was then serving, other than Renzo Bernardi, attended the 2015 Annual Meeting of Shareholders, and each director who is standing for re-election currently intends to attend this Annual Meeting.

The Board has three standing committees, consisting of an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

The Audit Committee consisted of Messrs. Sikar, Lee and Scher in the Last Fiscal Year. Mr. Lee is the Chairman of the Audit Committee. The Audit Committee held fifteen (15) meetings in the Last Fiscal Year.  The Audit Committee has met with the Company's management and the Company's independent registered public accounting firm to review and help ensure the adequacy of its internal controls and to review the results and scope of the auditors' engagement and other financial reporting and control matters.  Mr. Lee is financially literate and financially sophisticated, as those terms are defined under the rules of Nasdaq.  Mr. Lee is also a financial expert, as such term is defined under the Sarbanes-Oxley Act of 2002.  Messrs. Sikar, Lee and Scher are considered "independent" under the rules of the SEC and Nasdaq.

The Audit Committee has adopted an amended and restated charter effective as of March 12, 2015 (the "Audit Charter"). The Audit Committee oversees the adequacy and effectiveness of the Company's internal controls and is required to meet with the Company's auditors to review these internal controls and to discuss other financial reporting matters.  The Audit Committee is also responsible for the selection, appointment, compensation and oversight of the auditors.  The Audit Committee reviews the financial reporting and accounting principles and standards and the audited financial statements to be included in the annual report.  They also review the quarterly financial results and related disclosures.  Additionally, the Audit Committee is responsible for the review and oversight of all related party transactions and other potential conflict of interest situations between the Company and its officers, directors, employees and principal shareholders.  The Audit Charter is available on the Company's Internet website at www.lifeway.net.

Compensation Committee

The Compensation Committee consisted of Messrs. Scher and Lee in the Last Fiscal Year. Mr. Scher is the Chairman of the Compensation Committee. The Compensation Committee held six (6) meetings during the Last Fiscal Year.  The Compensation Committee approves the compensation package of the Company's Chief Executive Officer and, based on recommendations by the Company's Chief Executive Officer, approves the levels of compensation and benefits payable to the Company's other executive officers, reviews general policy matters relating to employee compensation and benefits. The Compensation Committee also approves the compensation of the Company's directors.  The Compensation Committee has the authority to appoint and delegate to a sub-committee the authority to make grants and administer bonus and compensation plans and programs.  Messrs. Scher and Lee are considered "independent" under the rules of the SEC and the Nasdaq.

The Compensation Committee has adopted a revised charter effective as of April 17, 2015 (the "Compensation Charter"). The Compensation Charter sets forth the duties, authorities and responsibilities of the Compensation Committee.  The Compensation Charter is available on the Company's Internet website at www.lifeway.net.

Pursuant to the authority granted under its charter, our Compensation Committee hired Towers Watson Delaware, Inc. ("Towers Watson") to advise on executive compensation matters, which included: benchmarking of pay levels for select executives and non-employee directors, incentive design, certain compensation policies and practices, equity plan authorization, and other ad-hoc requests that related to compensation and governance issues. Prior to making its decisions for an executive officer other than the CEO, the Compensation Committee receives recommendations from the CEO as to the amounts and types of compensation and other awards for such executive officer.

The Compensation Committee believes that there is no conflict of interest based on any prior relationship with Towers Watson. In reaching this conclusion, our Compensation Committee considered the factors set forth in the SEC and NASDAQ rules regarding compensation advisor independence.

Nominating Committee

The Nominating Committee consisted of Messrs. Lee and Scher in the Last Fiscal Year. Mr. Scher is the Chairman of the Nominating Committee.  The Nominating Committee held one (1) meeting during the Last Fiscal Year.  The Nominating Committee evaluates and approves nominations for annual election to, and to fill any vacancies in, the Board and recommends to the Board the directors to serve on committees of the Board.  Messrs. Lee and Scher are considered "independent" under the rules of the SEC and the Nasdaq.

The Nominating Committee has adopted a formal written charter effective as of December 19, 2014 (the "Nominating Charter"). The Nominating Charter sets forth the duties and responsibilities of the Nominating Committee and the general skills and characteristics that the Nominating Committee employs to determine the individuals to nominate for election to the Board.  The Nominating Charter is available on the Company's Internet website at www.lifeway.net.

The Nominating Committee will consider any candidates recommended by shareholders.  In considering a candidate submitted by shareholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate.  Nevertheless, the Board may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and/or the Board does not perceive a need to increase the size of the Board.  Shareholders should submit any recommendations of director candidates for the Company's 2017 Annual Meeting of Shareholders to the Company's Secretary, Mr. Smolyansky, at 6431 West Oakton, Morton Grove, Illinois 60053, (847) 967-1010 in accordance with the procedures set forth above under the heading "Deadline for Receipt of Shareholder Proposals to be Presented at Next Annual Meeting."

There are no specific minimum qualifications that the Nominating Committee believes must be met by a Nominating Committee-recommended director nominee.  However, the Nominating Committee believes that director candidates should, among other things, possess high degrees of integrity and honesty; have literacy in financial and business matters; have no material affiliations with direct competitors, suppliers or vendors of the Company; and preferably have experience in the Company's business and other relevant business fields (for example, finance, accounting, law and banking).  The Nominating Committee considers diversity together with the other factors considered when evaluating candidates but does not have a specific policy in place with respect to diversity.

Members of the Nominating Committee meet in advance of each of the Company's annual meetings of shareholders to identify and evaluate the skills and characteristics of each director candidate for nomination for election as a director of the Company.  The Nominating Committee reviews the candidates in accordance with the skills and qualifications set forth in the Nominating Charter and the rules of the Nasdaq.  There are no differences in the manner in which the Nominating Committee evaluates director nominees based on whether or not the nominee is recommended by a shareholder.

Code of Business Conduct and Ethics

We have adopted a code of ethics applicable to all members of the Board, executive officers and employees.  Such code of ethics is available on our Internet website, www.lifeway.net.  We intend to disclose any amendment to, or waiver of, a provision of our code of ethics by filing a Current Report on Form 8-K with the SEC.

Certain Relationships and Related Transactions

We have determined that there were no related party transactions in excess of $120,000 for each of 2013, 2014, 2015, or currently proposed, involving the Company except for the consulting arrangement with Ludmila Smolyansky, the Company's Chairperson of the Board and Executive Chairperson of the Board, as further discussed in footnote 1 to the Directors' Compensation table and as set forth below.

On December 14, 2015, the Company entered into a stock purchase agreement (the "Stock Purchase Agreement") with Ludmila Smolyansky, the Company's Chairman of the Board, pursuant to which Ms. Smolyansky agreed to sell to the Company 30,000 and the Company agreed to purchase such shares under its previously disclosed repurchase plan at a purchase price equal to the product of (a) 30,000 multiplied by (b) the average of the last reported closing sale price of the Common Stock on the Nasdaq Global Market for each of the five (5) Trading Days (as defined in the Stock Purchase Agreement) immediately preceding the date of the Stock Purchase Agreement.  The transaction was consummated on December 15, 2015.

On March 14, 2016, the Company entered into an endorsement agreement (the "Endorsement Agreement") with Ms. Smolyansky.  Under the terms and conditions of the Endorsement Agreement, Ms. Smolyansky grants an unlimited, perpetual, non-exclusive, worldwide and, except as set forth therein, royalty free, right to use, reuse, publish, reproduce, perform, copy, create derivative works, exhibit, broadcast and display Ms. Smolyansky's name, image and likeness in Marketing Materials (as defined in the Agreement).  As consideration for such license, the Company agrees to pay Ms. Smolyansky a royalty equal to $0.02 for each Company product or item sold by Lifeway during each calendar month bearing Ms. Smolyansky's first name, last name or other identifying personal characteristics; provided however that such royalty will not exceed $50,000 in any month and such royalty payments will cease upon the death of Ms. Smolyansky.

On March 18, 2016, the Company entered into a consulting agreement (the "Consulting Agreement") with Ms.  Smolyansky. Under the terms and conditions of the Agreement, Ms. Smolyansky will continue to provide consulting services with respect to our business strategy, international expansion and product management and expansion for which the Company will pay Ms. Smolyansky an aggregate of $1,000,000 annually and pro rated amounts for periods shorter than a year. The Consulting Agreement is terminable by either party on ten days prior written notice.

Board Leadership Structure and Role in Risk Oversight

The leadership of the Board is currently structured such that the Chairperson of the Board of Directors and Chief Executive Officer positions are separated. Our corporate governance guidelines do not require our Board of Directors to choose an independent chair or to separate the roles of chair and chief executive officer, but our Board believes this leadership structure is the appropriate structure for our Company at this time, and plans to keep the roles separated.

The Board oversees the Company's risk directly and through its committees. The Board is assisted by its Audit Committee in performing its risk management oversight responsibilities with respect to financial reporting, internal controls and legal and regulatory requirements. The Board is assisted by its Compensation Committee in performing its risk management oversight responsibilities with respect to risk relating to compensation programs and policies. The Board, with the assistance of its Nominating Committee, oversees risk management with respect to Board membership, structure and organization. The Company's management is responsible for day-to-day management risk.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 18, 2016, the Company's directors and named executive officers beneficially own, directly or indirectly, in the aggregate, approximately 49.9% of its outstanding Common Stock.  These shareholders have significant influence over the Company's business affairs, with the ability to control matters requiring approval by the Company's shareholders, including the two proposals set forth in this Proxy Statement as well as approvals of mergers or other business combinations.

The following table sets forth as of April 18, 2016, certain information with respect to the beneficial ownership of the Common Stock as to (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the Company's Chief Executive Officer and its two other most highly compensated individuals who were serving as executive officers at the end of the Last Fiscal Year, for services rendered in all capacities during the Last Fiscal Year (the "Named Executives"), and (iv) all of the Company's directors and executive officers as a group.

COMMON STOCK
Name and Address (a)	Shares Beneficially Owned (b)
	Number		Percent
Ludmila Smolyansky	6,767,968	(c)	41.9%
Julie Smolyansky	1,017,868	(d)	6.3%
Edward Smolyansky	761,515	(e)	4.7%
John Waldron	0		*
Pol Sikar	3,000		*
Renzo Bernardi	14,900		*
Mariano Lozano c/o of Danone Foods, Inc. 100 Hillside Avenue White Plains, NY 10603-2861	0		*
Paul Lee	0		*
Jason Scher	0		*
Danone Foods, Inc. 100 Hillside Avenue White Plains, NY 10603-2861	3,454,756	(f)	21.4%
Mario J. Gabelli c/o Peter D. Goldstein GAMCO Investors, Inc. One Corporate Center Rye, New York 10580-1435	831,805	(f) (g)	5.1%
All directors and executive officers as a group (9 persons)	8,075,251	(h)	50.0%
____________
*	Less than 1%

(a)	Unless otherwise indicated, the business address of each person named in the table is c/o Lifeway Foods, Inc., 6431 Oakton St., Morton Grove, IL 60053.
(b)	Applicable percentage of ownership is based on 16,158,858 shares of Common Stock outstanding as of April 18, 2016. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options, warrants or other convertible securities exercisable within 60 days after April 18, 2016 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or other convertible securities, but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares of Common Stock shown.

(c)	Includes (i) 6,767,968 shares held by the Ludmila Smolyansky Trust 2/1/05, of which Ms. Smolyansky is the trustee and (ii) 10,000 shares held by The Smolyansky Family Foundation, of which Ludmila Smolyansky is the trustee. Includes an aggregate of 2,855,000 shares of common stock subject to pledge in accordance with the terms and conditions of a brokerage firm's customary margin account requirements.
(d)	Includes (i) 15,720 shares held by Ms. Smolyansky on behalf of minor children, (ii) 2,886 shares held by Ms. Smolyansky's spouse and (iii) 500,000 shares held by the Smolyansky Family Holdings, LLC (the "Smolyansky LLC") of which Ms. Smolyansky beneficially owns 50%. Ms. Smolyansky disclaims beneficial ownership of the shares held by the Smolyansky LLC except to the extent of any pecuniary interest therein.
(e)   Includes 500,000 shares held by the Smolyansky Family Holdings, LLC of which Mr. Smolyansky beneficially owns 50%. Mr. Smolyansky disclaims beneficial ownership of the shares held by the Smolyansky LLC except to the extent of any pecuniary interest therein. Includes an aggregate of 116,081 shares of common stock subject to pledge in accordance with the terms and conditions of a brokerage firm's customary margin account requirements.
(f)	Based on the numbers of shares reported in the most recent Schedule 13D or Schedule 13G, as amended, if applicable, and filed by such shareholder with the SEC through April 18, 2016 and information provided by the holder or otherwise known to the Company.
(g)	Mr. Gabelli directly or indirectly controls or acts as the chief investment officer of Gabelli Funds, LLC, GAMCO Asset Management, Inc. and Teton Advisors, Inc. The 831,805 shares of the Company's common stock that Mr. Gabelli may be deemed to beneficially own, include (i) 5,500 shares held directly by Mr. Gabelli, (ii) 326 shares held by Gabelli Funds, LLC, (iii) 286,305 shares held by GAMCO Asset Management, Inc., and (iv) 213,000 shares held by Teton Advisors, Inc.
(h)	Includes (i) 6,767,968 shares held by the Ludmila Smolyansky Trust 2/1/05, of which Ludmila Smolyansky is the trustee, (ii) 10,000 shares held by The Smolyansky Family Foundation, of which Ludmila Smolyansky is the trustee, (iii) 15,720 shares held by Julie Smolyansky on behalf of minor children, (iv) 2,886 shares held by Julie Smolyansky's spouse and (iii) 500,000 shares held by the Smolyansky LLC of which Julie Smolyansky and Edward Smolyansky each beneficially owns 50%.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officers

The Company's executive officers are Ludmila Smolyansky, Chairperson of the Board and Executive Chairperson of the Board, Julie Smolyansky, Chief Executive Officer, President and a member of the Board, Edward Smolyansky, Chief Operating Officer, Chief Accounting Officer, Treasurer and Secretary, and John Waldron, Chief Financial Officer.  Biographical information for Mrs. Smolyansky and Ms. Smolyansky is included above in Proposal One.

EDWARD P. SMOLYANSKY, 35, is the Chief Operating Officer, Chief Accounting Officer, Treasurer and Secretary of the Company. Mr. Smolyansky was appointed as Chief Financial and Accounting Officer and Treasurer of Lifeway in November 2004 and appointed as the Chief Operating Officer and Secretary in 2012. He resigned as Chief Financial Officer on January 1, 2016. He had served as the Controller of the Company from June 2002 until 2004.  He received his baccalaureate degree in finance from Loyola University of Chicago in December 2001. Mr. Smolyansky is the brother of Company President and Chief Executive Officer Julie Smolyansky and the son of Lifeway's Chairperson of the Board and Executive Chairperson of the Board, Ludmila Smolyansky.

JOHN P. WALDRON, 51, is the Chief Financial Officer of the Company. He joined the Company as Vice President of Finance in July 2015 and became Chief Financial Officer on January 1, 2016. Prior to his employment at the Company, Mr. Waldron was a financial consultant at Tatum during 2015, counseling a large public company on effective controllership capabilities. Previously, Mr. Waldron was Vice President, Controller and Chief Accounting Officer at Campbell Soup Company from 2011 to 2013 and Vice President, Controller and Chief Accounting Officer of Navistar from 2006 to 2010. Prior to 2006 Mr. Waldron held various financial leadership positions with private and public companies including RR Donnelley, the Follett Corporation, Dominick's Supermarkets and Terrific Promotions. Mr. Waldron began his career at Arthur Andersen and he is a graduate of Loyola University of Chicago.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Messrs. Scher and Lee.  None of such members was, at any time during the Last Fiscal Year or at any previous time, an officer or employee of the Company.

None of the Company's directors or executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more of its executive officers serving as a member of the Company's board of directors. No member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Securities and Exchange Commission Regulation S-K.

COMPENSATION DISCUSSION AND ANALYSIS

In the paragraphs that follow, the Compensation Committee provides an overview and analysis of our compensation program and policies, the material compensation decisions made under those programs and policies with respect to our executive officers, and the material factors considered in making those decisions.

The Compensation Committee reviews, analyzes and approves the compensation of our executive officers, including the "Named Executive Officers" listed in the tables that follow this Compensation Discussion and Analysis.  Our Named Executive Officers for 2015 were:

☐	Julie Smolyansky, President and Chief Executive Officer; and

☐	Edward Smolyansky, Chief Operating Officer, Chief Accounting Officer, Treasurer and Secretary; and

☐	John Waldron, Chief Financial Officer.

The Company had no other executive officers during 2015.  The tables that follow this Compensation Discussion and Analysis contain specific data about the compensation earned in 2015 to the Named Executive Officers.  The discussion below is intended to help readers understand the detailed information provided in the compensation tables and put that information into the context of our overall compensation program.

Summary

In general, we operate in a marketplace where competition for talented executives is intense and significant.  The dairy health food industry is highly competitive.  We are engaged in the manufacture of probiotic, cultured, functional dairy health food products. Our primary product is kefir, a dairy beverage similar to but distinct from yogurt, in several flavors and in several packages. In addition to kefir, Lifeway manufactures "Lifeway Farmer Cheese," a line of various farmer cheeses.

Net sales declined by 0.3% in the year ended December 31, 2015, reflecting a 5.4% increase in gross sales offset by significantly higher discounts and promotional allowances given to customers.  Gross profit as a percent of net sales increased to 26.6% during the year ended December 31, 2015 from 24.3% during the same period in 2014 reflecting lower input costs partially offset by higher labor costs and the elevated level of promotional allowances and discounts given to customers. The Board of Directors recognizes that the continued growth of the Company is a result of the efforts, skill and experience of the Company's management, specifically the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, the experience, knowledge and guidance of the Chairperson of the Board, and the oversight of the Board of Directors.

Continuity of personnel across multi-disciplinary functions is critical to the success and continued growth of our business.  Furthermore, since we have relatively few employees, each must perform a broad scope of functions, and there is very little redundancy in skills. The unique production process for Kefir, which is not widely known, requires specific knowledge and skills, as well as the multiple functions that our executives perform and may make it difficult to attract and retain talented executives. The Company considers the specific challenges and achievements of the Company and the Company's financial performance and growth when approving Named Executive Officer compensation.  In addition, the Compensation Committee has established performance targets and a performance based bonus program and specific performance targets for 2016 for each of Julie Smolyansky, the Company's President and Chief Executive Officer and Edward Smolyansky, the Company's Chief Operating Officer, Chief Accounting Officer, Treasurer and Secretary for fiscal year 2016, as summarized below. John Waldron, the Company's Chief Financial Officer is also eligible for a performance based bonus target of 10% of his salary and is eligible for certain equity and other long-term incentive awards, in the sole discretion of the Board pursuant to his employment agreement as more fully described below.

The Compensation Committee, pursuant to the powers granted in its charter, evaluated the past compensation of our Named Executive Officers through 2015 and determined that different elements of compensation should be included in order to achieve the most effective combination in motivating and retaining our Named Executive Officers relative to our stage of development and to ensure that our compensation procedures, policies and awards are commensurate with market standards and appropriately aligned with stockholder interests.  The structure of compensation in 2016 is more fully described below.

In 2015, the Compensation Committee engaged Towers Watson to advise on executive compensation matters, which included: benchmarking of pay levels for select executives and non-employee directors, incentive design, certain compensation policies and practices, equity plan authorization, and other ad hoc request that related to compensation and governance issues, the compensation structure and awards, including whether and how to use equity as compensation, adopting a performance-based incentive plan, and to provide market data and other analysis for compensation of Named Executive Officers and members of our Board of Directors as well as to provide advice in connection with other compensation related policies and procedures.

Objectives of Our Compensation Program

The objectives of our compensation program for our Named Executive Officers and other employees are to (i) attract and retain those executives and employees critical to our overall success, (ii) ensure compensation procedures, policies and awards are commensurate with market standards and appropriately aligned with stockholder interests, (iii) align financial and operating imperatives and (iv) remain competitive within our industry and beyond with respect to design and level of pay.

In the past, individual performance was measured subjectively taking into account Company and individual progress toward overall corporate goals, as well as each individual's skills, experience, and responsibilities, together with corporate and individual progress in the areas of regulatory compliance, business development, employee development, and other values designed to build a culture of high performance.  In 2015, the base salary compensation of the Named executive Officers was set at the same level as 2014 while the Compensation Committee reviewed and assessed the Company's compensation procedures, policies and practices.  Going forward, beginning with 2016, the Compensation Committee will assess performance of the Named Executive Officers objectively based on specific performance targets set by the Compensation Committee.

Role of the Compensation Committee

Our Compensation Committee assists our Board of Directors by discharging responsibilities relating to the compensation of our Named Executive Officers.  As such, the Compensation Committee has responsibility over certain matters relating to the reasonable and competitive compensation of our executives, employees and directors (only non-employee directors are compensated as directors) as well as matters relating to equity-based benefit plans, if any.  Each member of our Compensation Committee is independent in accordance with the criteria of independence set forth in Rule 5605(a)(2) of the Nasdaq Listing Rules.  We believe that their independence from management allows the members of the Compensation Committee to provide unbiased consideration of various elements that could be included in an executive compensation program and apply independent judgment about which elements best achieve our compensation objectives.

Pursuant to the charter of the Compensation Committee, the Compensation Committee is responsible for, among other things:

●	reviewing the Company's overall compensation philosophy and strategy;

●	evaluating and determining the compensation of the Chief Executive Officer;

●	evaluating and setting, in conjunction with the Chief Executive Officer, the compensation of other Named Executive Officers;

●	reviewing and approving the annual Compensation Discussion and Analysis;

●	evaluating and approving the components and amounts of compensation of the Company's employees;

●
evaluating, considering and approving, in its discretion, grants and awards made under the Company's equity-based compensation plans, if any, subject to any limitations prescribed by the Board and subject to any authority delegated by the Committee to any subcommittee;

●	evaluating, considering and approving, in its discretion, compensation for non-employee members of the Board of Directors; and

●	managing and controlling the operation and administration of the Company's equity incentive plans.

Pursuant to its charter, the Compensation Committee is authorized to retain and terminate, without Board or management approval, the services of an independent compensation consultant to provide advice and assistance. The Compensation Committee has the sole authority to approve the consultant's fees and other retention terms, and reviews the independence of the consultant and any other services that the consultant or the consultant's firm may provide to the company. The chair of the Compensation Committee reviews, negotiates and executes an engagement letter with the compensation consultant. The compensation consultant directly reports to the Compensation Committee.

Elements of Compensation

To achieve the objectives described above, the three primary compensation elements used for Named Executive Officers have been base salary, cash bonus and payment of certain perquisites.  The Compensation Committee has restructured compensation programs for Julie Smolyansky and Edward Smolyansky for 2016 to include a base salary and performance based cash bonus and equity award opportunities under the Lifeway Food, Inc. 2015 Omnibus Incentive Plan (the "Plan").

Element	Form	Description

Base Salary	Cash (Fixed)	The fixed amount of compensation for performing day-to-day responsibilities.
Named Executive Officers are generally eligible for increases annually, depending on Company and individual performance.
The fixed amount of compensation provides our Named Executive Officers with a degree of retention and stability.

Annual Bonus	Cash (Variable)	Provides annual incentive awards for achieving corporate goals and objectives.
Generally, every employee is eligible to earn an annual cash incentive award, promoting alignment and pay-for-performance at all levels of the organization.

The Company has implemented for 2016 a formalized performance based cash incentive award plan for certain of its Named Executive Officers. This new program will provide participants with an opportunity to earn a bonus for 2016 based on achievement of critical financial performance goals that were reviewed and approved by the Compensation Committee. More details on the 2016 bonus program will be disclosed in the 2017 proxy statement, as required.

Perquisites	Variable	Provides perquisites to facilitate the operation of the Company's business and assist the Company in recruiting and retaining key executives.
Perquisites for the Named Executive Officers have in the past included automobile allowances, 401(k) matching, and other items discussed below.
Long Term Incentives	Variable equity based and cash based compensation	The Board and stockholders have previously approved the Lifeway Foods, Inc. 2015 Omnibus Incentive Planon October 30, 2015 (the "Plan"). In 2015, no awards were granted under the Plan.

Setting Executive Compensation

Historically, we have not used quantitative methods in setting any element of executive compensation, nor have we utilized other companies for benchmarking purposes. We used discretion, guided in large part by the concept of pay-for-performance, and we consider all elements of an executive's compensation package when setting each portion of compensation.  Year-to-year changes in base salary have usually been relatively modest based on past and projected growth of the Company.

When determining compensation for a new executive officer, and when annually reviewing the compensation for our executive officers, factors taken into consideration include:

●	the individual's skills, knowledge and experience;

●	the individual's past and potential future impact on our short-term and long-term success;

●	the individual's recent compensation levels in other positions; and

●	any present and expected compensation information obtained from other prospective candidates interviewed during the recruitment process, if applicable.

In 2015, the Compensation Committee worked with Towers Watson to review the historical method of setting compensation, and to develop some reasonable approaches to benchmark Named Executive Officer compensation to market on a going forward basis. Beginning with compensation for fiscal year 2016, the Compensation Committee has determined it will apply market data in setting elements of executive compensation.  The Committee anticipates that it will consider market data from two sources as it sets Named Executive Officer compensation opportunities:

●	Published survey compensation data from similarly-sized general industry companies

●	Proxy compensation data from a group of similarly-sized peer group companies

Based on consultation with Towers Watson, the Committee determined it was reasonable and appropriate to define market practice from two data sources - both inside and outside Lifeway's industry – so as to have a range of credible data points that reflect Lifeway's market for senior talent and business. Published survey data are beneficial as they contain benchmarks from hundreds of companies, and the data can be adjusted to align with Lifeway's size. Also, Lifeway may not necessarily seek to fill all executive roles from the food and beverage industry, which is another reason these data are utilized. Proxy data are useful as the Compensation Committee is able to review executive specific compensation details from an industry perspective, while also controlling for size on the basis of revenue. The section below provides insights on how a peer group was developed in 2015, and who Lifeway considers to be peers from a pay benchmarking perspective. As noted earlier, not all of Lifeway's competitors are public, and the peer group is intended to be a reasonable representation of market practice.

The peer group below reflects 18 companies in the food and beverage industry with revenues that were comparable to Lifeway.  Additional consideration was given to market capitalization and assets.  Particular emphasis was given to companies that are currently in a growth stage, with similar business complexity to Lifeway.

Peer Group

• Boulder Brands, Inc.
• Bridgford Foods Corp
• Castle Brands Inc.
• Coffee Holding Company, Inc.
• Craft Brew Alliance, Inc.
• Crimson Wine Group, Ltd.
• Farmer Brothers Co.
• ForeverGreen Worldwide Corporation
• Golden Enterprises Inc.

• Inventure Foods, Inc.
• Landec Corp.
• MGP Ingredients Inc.
• Omega Protein Corporation
• Primo Water Corporation
• REEDS, Inc.
• RiceBran Technologies
• Rocky Mountain Chocolate Factory Inc.
• Tootsie Roll Industries, Inc.

We consider the growth of the Company, its financial performance, changes in stockholder value and all elements of an executive's compensation package when setting each portion of compensation.

In setting executive compensation for 2015, no specific benchmarking activities were undertaken.

The Compensation Committee will review and determine annually the compensation for our Chief Executive Officer.  Each year, recommendations for the compensation for other executive officers (other than herself) will be prepared by the Chief Executive Officer and reviewed with the Compensation Committee and modified by it where appropriate.

2015 Executive Compensation

The amount of compensation earned by each of the Named Executive Officers during fiscal 2015, 2014 and 2013 is shown in the Summary Compensation Table below.

The Compensation Committee determined to continue the 2014 levels of base salary in 2015, while the Compensation Committee completed its review of market standards and current Company practices.

Julie Smolyansky.  Ms. Smolyansky serves as our President and Chief Executive Officer pursuant to an employment agreement effective December 12, 2002.  In 2015, the Compensation Committee awarded a cash bonus award of $146,244 to Ms. Smolyansky. Ms. Smolyansky's base salary in 2015 was $1,338,789.

Edward Smolyansky.  Mr. Smolyansky served as our Chief Financial and Accounting Officer, Chief Operating Officer, Treasurer and Secretary during 2015. Mr. Smolyansky resigned as Chief Financial Officer on January 1, 2016. Mr. Smolyansky does not have an employment agreement.  In 2015, the Compensation Committee awarded a cash bonus award of $144,165 to Mr. Smolyansky. Mr. Smolyansky's base salary in 2015 was $1,340,849.

John Waldron. Mr. Waldron serves as our Chief Financial Officer pursuant to an employment agreement effective as of July 20, 2015. Mr. Waldron was appointed as our Chief Financial Officer effective January 1, 2016. Prior to that Mr. Waldron served as our Vice President of Finance from July 2015 through December 31, 2015. In 2015, Mr. Waldron's annual base salary was $325,000 pro rated for the portion of the year in which Mr. Waldron was an employee of the Company. In 2015, a cash bonus of $37,000 was awarded to Mr. Waldron.  As discussed above, Mr. Waldron was paid a prorated salary in 2015 in the amount of $137,500.

Benefits Provided to Executive Officers

We provide our executive officers with certain benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation program.  The Compensation Committee will periodically review the levels of benefits provided to our executive officers.

The Named Executive Officers are eligible for health insurance and 401(k) benefits to the same extent and subject to the same conditions as provided to all other employees. The amounts shown in the Summary Compensation Table under the heading "All Other Compensation"  include the value of the Company's matching contributions to the 401(k) accounts of the Named Executive Officers as well as other perquisites itemized therein.

The Company provides a Company-leased vehicle to each of Julie Smolyansky and Edward Smolyansky, as their positions require frequent offsite travel to locations. The Company vehicle may be used for personal use as well. The Company treats the costs of such vehicles as taxable compensation to the Named Executive Officer.

In exploring, planning and implementing the expansion of the Company's distribution of products and in supporting and developing the Lifeway brand, the Chief Executive Officer and Chief Operating Officer roles require extensive travel, on-camera and personal appearances and requires them to be in the public eye. We pay for a number of expenses to assist Ms. Smolyansky and Mr. Smolyansky in fulfilling these responsibilities. Under SEC regulations, these expenses are required to be included in the All Other Compensation column of the Summary Compensation Table set forth below. In order to simplify the reimbursement of certain non-delineated expenses to the Chief Executive Officer and Chief Financial Officer, the Company has allowed the use of the corporate credit card by each of them in lieu of individual expense reimbursement. In 2015, certain amounts charged on corporate credit cards by the Named Executive Officers were included in the non-accountable expense plan and treated as compensation to the applicable Named Executive Officer.

Pursuant to its discretion, the Compensation Committee, with the counsel of its outside advisors, will continue to review the Company's expense reimbursement practices and policies for the executive officers and other employees and may revise, amend, limit or add to the current practices and policies of the Company with respect to perquisites and personal benefits.

In 2015, the Company paid $61,696 and $105,846 in income taxes on additional compensation on behalf of Julie Smolyansky and Edward Smolyansky, respectively. The Company also paid $7,500 to John Waldron to reimburse Mr. Waldron for certain legal fees pursuant to the terms of his employment agreement.

All such amounts are included in the All Other Compensation column of the Summary Compensation Table set forth below.

Chairperson of the Board

Ludmila Smolyansky has been and continues to be an important part of the Company's success and growth through her roles as Chairperson of the Board and consultant to the Company's management. Ms. Smolyansky has been involved in the health food market for over 40 years. Her knowledge of the history of the Company and the industry is invaluable to the Company. Additionally, Ms. Smolyansky has a vast knowledge of markets outside of the Unites States and products related to the Company's current product line.

As Chairperson of the Board, Ms. Smolyansky guides the Board in the analysis of strategic development of the Company. She brings to bear her historical knowledge of the Company and industry to advise the Board on what has and can be successful strategies and what strategies have not been successful and why. Ms. Smolyansky's business acumen allows her to lead the Board in successful long term strategic planning. Ms. Smolyansky did not receive any retainer fees or other meeting attendance fees in her capacity as a director.

Ms. Smolyansky has also been a consultant to Company's management.  Ms. Smolyansky uses her experience and expertise to assist management in more detailed and specific strategic planning and management of such strategies. Specifically, in 2015, Ms. Smolyansky assisted management with recent efforts to expand production and distribution outside of the United States, including developing plans and strategies for geographic expansion in Canada, Europe, Mexico, the Caribbean, and other locations, and developing plans for increasing distribution in those locations in an efficient and productive way. Ms. Smolyansky provided advice to management about when and where to expand, the most efficient and effective methods for distribution in different geographic areas, guidance relating to negotiating with parties outside of the United States and establishing plans for future expansion in the coming years.  Ms. Smolyansky also assists in the development of recipes and new products, and new product and facility acquisition. In 2015, Ms. Smolyansky was paid $1,000,000 in cash. Ms. Smolyansky was also provided the opportunity to participate in the Company's health benefit plan and 401(k) plan which amount is included in the "all other compensation" column of the Director Compensation table.

Recapture Policy

The Company has no formal policies and/or provisions with respect to the adjustment or recovery of awards or payments if the relative performance measures upon which they are based are restated or otherwise adjusted in a manner that would have reduced the size of an award or payment.  The Company intends to recapture compensation as currently required under the Sarbanes-Oxley Act and as may be required by the rules promulgated in response to Dodd-Frank. However, there have been no instances to date where it needed to recapture any compensation.

Employment Agreements

Julie Smolyansky and John Waldron have employment agreements which are more fully described below under "Employment agreements and change-in-control arrangements between the Company and Named Executive Officers."

There are no employment agreements with other executive officers (written or unwritten).

Accounting and Tax Considerations

The company's ability to deduct compensation paid to covered employees (as defined in the Section 162(m) of the Code ("Section 162(m)"), including certain named executive officers, for tax purposes is generally limited by Section 162(m) to $1.0 million annually. However, this limitation does not apply to "performance-based" compensation if certain conditions are satisfied as set forth in more detail in Section 162(m). We view preserving the tax deductibility of compensation, pursuant to Section 162(m), as an important objective, but not the only objective, in establishing executive compensation. For fiscal years after 2015, the Compensation Committee has designed our compensation programs with the goal of preserving the tax deductibility, pursuant to Section 162(m), of performance-based compensation granted to covered employees but may, in its discretion, award compensation that does not qualify for tax deductibility pursuant to Section 162(m). In addition, changes in tax laws (and interpretations of those laws), as well as other factors beyond our company's control, may affect the deductibility of any compensation paid to our employees.

The Compensation Committee will monitor the tax and other consequences of the Company's executive compensation program as part of its primary objective of ensuring that compensation paid to the Company's executive officers is appropriate, performance-based and consistent with the Company's goals and the goals of the Company's stockholders.

COMPENSATION COMMITTEE REPORT

The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that precedes this Report as required by Item 402(b) of the SEC's Regulation S-K.  Based on its review and discussions with management, the Compensation Committee recommended to the Board the inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

Respectfully Submitted,

COMPENSATION COMMITTEE
Jason Scher, Chairman
Paul Lee

THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE "SOLICITING MATERIAL" OR BE DEEMED FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

Named Executive Officers

The following table sets forth certain information concerning compensation received by the Company's Named Executive Officers, consisting of the Company's Chief Executive Officer and Chief Financial Officer, for services rendered in all capacities during the Last Fiscal Year.

Summary Compensation Table
Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Julie Smolyansky	2015	$1,338,789	$146,244	--	$113,967 (1)	$1,599,000
Chief Executive officer and President	2014	$1,338,789	$100,000	--	$186,027(2)	$1,624,816
	2013	$900,000	$115,000	--	$44,500(3)	$1,059,500

Edward Smolyansky	2015	$1,485,014	$144,165	--	$158,194(4)	$1,643,208
Chief Financial and Accounting Officer,	2014	$1,340,849	$100,000	--	$216,889(5)	$1,657,738
Chief Operating Officer, Secretary and	2013	$1,000,000	$150,000	--	$38,500(6)	$1,188,500
Treasurer
John Waldron	2015	$137,500	$37,000	--	$11,987(8)	$186,487
Vice President of Finance and Chief	2014	--	--	--	--	--
Financial Officer (7)	2013	--	--	--	--	--
______________

(1)
Consists of (a) $22,301 treated as compensation to Ms. Smolyansky under a non-accountable expense plan as further discussed above under "Compensation Discussion and Analysis – Benefits Provided to Executive Officers," (b) $10,600 representing the Company's matching contributions to the 401(k) plan on behalf of Ms. Smolyansky, (c) $19,370 of lease payments related to personal usage of a Company leased vehicle by Ms. Smolyansky and (d) a one-time payment of income taxes equal to $61,696 by the Company on Ms. Smolyansky's behalf.

(2)
Consists of (a) $142,257 treated as compensation to Ms. Smolyansky under a non-accountable expense plan as further discussed above under "Compensation Discussion and Analysis – Benefits Provided to Executive Officers," (b) $17,500 representing the Company's matching contributions to the 401(k) plan on behalf of Ms. Smolyansky, (c) $11,778 of health insurance premiums and (d) $14,492 of lease payments related to personal usage of a Company leased vehicle by Ms. Smolyansky.

(3)
Consists of (a) $17,500 representing the Company's matching contributions to the 401(k) plan on behalf of Ms. Smolyansky, (b) $12,000 of health insurance premiums and (c) $15,000 related to personal usage of a Company leased vehicle by Ms. Smolyansky, including lease payments, insurance premiums and fuel.

(4)
Consists of (a) $22,378 treated as compensation to Mr. Smolyansky under a non-accountable expense plan as further discussed above under "Compensation Discussion and Analysis – Benefits Provided to Executive Officers," (b) $10,600 representing the Company's matching contributions to the 401(k) plan on behalf of Mr. Smolyansky, (c) $19,370 of lease payments related to personal usage of a Company leased vehicle by Mr. Smolyansky and (d) a one-time payment of income taxes equal to $105,846 by the Company on Mr. Smolyansky's behalf.

(5)
Consists of (a) $177,138 treated as compensation to Mr. Smolyansky under a non-accountable expense plan as further discussed above under "Compensation Discussion and Analysis – Benefits Provided to Executive Officers," (b) $17,500 representing the Company's matching contributions to the 401(k) plan on behalf of Mr. Smolyansky, (c) $7,251 of health insurance premiums and (d) $14,492 of lease payments related to personal usage of a Company leased vehicle by Mr. Smolyansky.

(6)
Consists of (a) $17,500 representing the Company's matching contributions to the 401(k) plan on behalf of Mr. Smolyansky, (b) $6,000 of health insurance premiums and (c) $15,000 related to personal usage of a Company leased vehicle by Mr. Smolyansky, including lease payments, insurance premiums and fuel.

(7)	Mr. Waldron served as our Vice President of Finance from July 2015 through December 2015 and was appointed as our Chief Financial Officer effective as of January 1, 2016.

(8)
Consists of (a) $7,500 reimbursed to Mr. Waldron for legal fees incurred in connection with negotiating his employment agreement and (b) $ 4,487 representing the Company's matching contributions to the 401(k) plan on behalf of Mr. Waldron.

Employment agreements and change-in-control arrangements between the Company and Named Executive Officers

Julie Smolyansky has an employment agreement (the "Employment Agreement") with the Company pursuant to which she serves as Chief Executive Officer. Pursuant to the Employment Agreement, Ms. Smolyansky is entitled to an annual base salary and an annual bonus subject to such incentive bonus targets and plans which the Company may adopt from time to time. The Company historically has not set any such targets in advance or adopted any such plans.  In lieu thereof, Ms. Smolyansky's salary and discretionary bonus are determined on an annual basis concurrently with determining amounts for other executive officers. However, the Company has implemented for 2016 a formalized performance based incentive award plan for Ms. Smolyansky. In the event that (a) Ms. Smolyansky is terminated other than for Cause (as defined therein) or (b) Ms. Smolyansky terminates her employment for Good Reason (as defined therein) or death, then Ms. Smolyansky is entitled to a lump sum payment consisting of (y) twice her then-current base salary and (z) the aggregate of the annual bonus for which she is then eligible under the Employment Agreement and any plans.

Mr. Waldron serves the Company pursuant to an employment agreement dated as of July 20, 2015. Mr. Waldron's base salary is $325,000 and is subject to annual review by the Board. Mr. Waldron is also eligible for an annual target bonus opportunity of ten percent (10%) of his base salary based on the satisfaction of certain pre-established performance goals established by the Board. Mr. Waldron is also eligible for certain equity and other long-term incentive awards, in the sole discretion of the Board. The Company may terminate Mr. Waldron's employment by reason of death or disability and for or without Cause, and Mr. Waldron may resign for or without Good Reason (each as defined in the employment agreement).

Pursuant to his employment agreement Mr. Waldron is entitled to the following payments upon termination of his employment:

(1)  in the event of Mr. Waldron's death or Disability (as defined in the employment agreement), Mr. Waldron or his estate, as the case may be, is entitled to (i) any earned and unpaid Base Salary (as defined in the employment agreement) through the date of termination, (ii) any Annual Bonus (as defined in the employment agreement) earned but unpaid with respect to the fiscal year ending on or preceding the date of termination, (iii) reimbursement for any unreimbursed business expenses incurred through the date of termination in accordance with terms of the employment agreement, (iv) any accrued but unused vacation time in accordance with Company policy, and (v) all other accrued and vested payments and benefits to which Executive shall be entitled under the terms of any applicable compensation arrangement or benefit program, in each case, in accordance with their terms (collectively, the "Accrued Benefits").

(2) if Mr. Waldron (a) is terminated other than for Cause or (b) resigns for Good Reason, Mr. Waldron will be entitled to the Accrued Benefits and, subject to meeting certain conditions, an aggregate amount equal to one half (1/2) of Mr. Waldron's annual Base Salary in effect on the date of termination.

(3) if Mr. Waldron (a) is terminated for Cause or (b) resigns without Good Reason, Mr. Waldron will be entitled to the Accrued Benefits other than the Annual Bonus earned but unpaid with respect to the fiscal year ending on or preceding the date of termination.

There are no employment agreements with other executive officers.

There are no other agreements with the Named Executive Officers that provide for payments in connection with resignation, retirement, termination of employment or change in control other than the Employment Agreements described above.

Equity Compensation Plans

The following table sets forth certain information, as of December 31, 2015, regarding the shares of Lifeway's Common Stock authorized for issuance under the Plan.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	0	N/A	3,500,000
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	0	N/A	3,500,000

On March 29, 2016, the Company filed a registration statement on Form S-8 with the Securities and Exchange Commission in connection with the Plan covering 3,500,000, as adjusted, shares of its Common Stock. The Plan was adopted by the Company on December 14, 2015. Pursuant to such Plan, the Company may issue common stock, options to purchase common stock, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares, cash based awards and other stock based awards to employees of the Company. There were a total of 3,500,000 shares eligible for issuance under the Plan at December 31, 2015. The option price, number of shares, grant date, and vesting terms of awards granted under the Plan are determined at the discretion of the Company's Compensation Committee.

Outstanding Equity Awards at December 31, 2015

As of December 31, 2015, there were no stock options outstanding or exercisable and no unvested stock awards.

Director Compensation

Name	Cash		Other Compensation		Total
Ludmila Smolyansky	$1,000,000	(1)	$9,738	(2)	$1,009,738
Pol Sikar	$47,000		$--		$47,000
Renzo Bernardi	$21,500		$--		$21,500
Mariano Lozano	$--		$--		$--
Paul Lee	$186,000		$--		$186,000
Jason Scher	$147,000		$--		$147,000

(1)
Of the Fees Paid in Cash, $1,000,000 represents the annual fees paid to Ms. Smolyansky for her services as a consultant to the Company on strategic matters including, without limitation, plans and strategies for geographic expansion and development of recipes and new products, and new product and facility acquisition. Ms. Smolyansky did not receive any additional retainer fees or other meeting attendance fees in her capacity as a director.

(2)	Represents the Company's portion of the matching contributions to the Company's 401(k) plan on behalf of Ludmila Smolyansky.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who beneficially own more than 10% of its Common Stock to file reports of ownership and changes in ownership with the Commission and to furnish the Company with copies of all such reports they file.  Based on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that none of its directors, executive officers or persons who beneficially own more than 10% of the Company's Common Stock failed to comply with Section 16(a) reporting requirements in the fiscal year ended December 31, 2015 except for Mr. Mariano Lozano who failed to timely file one Form 3.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On September 12, 2015, the Audit Committee of the Board of Directors of the Company engaged Mayer Hoffman McCann P. C. ("MHM") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015. During the fiscal years ended December 31, 2014 and 2013 through September 12, 2015 neither the Company nor anyone acting on the Company's behalf consulted with MHM in any capacity, nor consulted with any member of that firm, as to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered as to the financial statements, nor was a written report or oral advice rendered that was an important factor considered by the Company or any of its employees in reaching a decision as to an accounting, auditing or financial reporting issue, or any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

On August 20, 2015, the Company was notified by its independent registered public accounting firm, Crowe Horwath LLP ("Crowe") that it would not stand for reappointment as its independent registered public accounting firm for 2015. The Company had engaged Crowe as the Company's independent registered public accounting firm for the year ending December 31, 2014.

As disclosed in Item 9A of the Company's annual report on Form 10-K for its fiscal year ended December 31, 2015 (the "Form 10-K"), the Company's President and Chief Executive Officer and its Chief Financial Officer concluded that the Company's internal controls over financial reporting were not effective of because material weaknesses identified by the Company.

The audit reports of MHM on the Company's consolidated financial statements as of and for the year ended December 31, 2015 did not contain an adverse opinion or disclaimer of opinion, and it was not qualified or modified as to uncertainty, audit scope or accounting principles.

The audit report of MHM on the effectiveness of the Company's internal control over financial reporting as of December 31, 2015 contained an adverse opinion, but did not contain a disclaimer of opinion nor was it modified or qualified as to the uncertainty, audit scope, or accounting principles. The adverse opinion as of December 31, 2015 was due to the effect of the material weaknesses.

The Company's Audit Committee has adopted policies and procedures for pre-approving all non-audit work performed by its auditors. There was not any non-audit work by MHM for the fiscal year ended December 31, 2015 or by Crowe for the fiscal year ended December 31, 2014.  In determining whether to approve a particular audit or permitted non-audit service, the Audit Committee will consider, among other things, whether the service is consistent with maintaining the independence of the independent registered public accounting firm.  The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service to our Company and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality.  Specifically, the Audit Committee has not pre-approved the use of MHM for non-audit services.

The aggregate fees billed for professional services by MHM, Crowe Horwath LLP and Plante Moran, PLLC for these various services were:

	For the fiscal years ended December 31,
Type of Fees	2015	2014
	Mayer Hoffman McCann P.C.	Crowe Horwath LLP	Plante Moran, PLLC
(1) Audit Fees	$533,499	$897,590	$24,470
(2) Audit-Related Fees	—	—	—
(3) Tax Fees	—	—	—
(4) All Other Fees	—	—	—
	$533,499	$897,590	$24,470

In the above table, in accordance with the SEC's definitions and rules, "audit fees" are fees the Company paid to its independent registered public accountant for professional services for the audit of the Company's consolidated financial statements for the fiscal years ended December 31, 2015 and 2014 included in Form 10-K and included in Form 10-Qs within those fiscal years and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; "audit-related fees" are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements; "tax fees" are fees for tax compliance, tax advice and tax planning; and "all other fees" are fees for any services not included in the first three categories.  All of the services set forth in sections (1) through (4) above were approved by the Audit Committee in accordance with the Audit Committee Charter.

For the fiscal years ended December 31, 2015 and 2014, the Company retained a firm other than MHM, Crowe and Plante Moran, PLLC for tax compliance, tax advice and tax planning.

[Intentionally left blank]

[Intentionally left blank]

LIFEWAY FOODS, INC.
ATTN: ED SMOLYANSKI
6431 W. OAKTON ST.
MORTON GROVE, IL 60053

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Renzo Bernardi
02 Susie Hultquist
03 Paul Lee
04 Mariano Lozano
05 Jason Scher
06 Pol Sikar
07 Julie Smolyansky
08 Ludmila Smolyansky

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000292128_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Proxy Statement are available at www.proxyvote.com

LIFEWAY FOODS, INC.
Annual Meeting of Shareholders
June 14, 2016 2:00 PM
This proxy is solicited by the Board of Directors

The undersigned, revoking all prior proxies, hereby constitutes and appoints Ludmila Smolyansky or Julie Smolyansky, true and lawful agents and proxies with full power of substitution in each, to attend the Annual Meeting of Stockholders of Lifeway Foods, Inc. to be held at the Holiday Inn, 5300 W. Touhy Avenue, Skokie, Illinois at 2:00 p.m. local time, on June 14, 2016, and at any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting, and otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" PROPOSAL 2 AND 3. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Continued and to be signed on reverse side

0000292128_2 R1.0.1.25